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                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

File by a Party other than the Registrant  / /

Check the appropriate box:
/ /    Preliminary Proxy Statement
/ /    Definitive Proxy Statement
/x/    Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HELIAN HEALTH GROUP, INC.
                (Name of Registrant as Specified In Its Charter)


                           HELIAN HEALTH GROUP, INC.
                               9600 BLUE LARKSPUR
                              MONTEREY, CA  93940
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
       (PREVIOUSLY PAID WITH FILING OF PROXY STATEMENT ON MARCH 29, 1995.)

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:
          _____________________________________________________________________
       2) Aggregate number of securities to which transaction applies:
          _____________________________________________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          _____________________________________________________________________
       4) Proposed maximum aggregate value of transaction:
          _____________________________________________________________________
          1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:
          _____________________________________________________________________
       2) Form, Schedule or Registration Statement No.:
          _____________________________________________________________________
       3) Filing Party:
          _____________________________________________________________________
       4) Date Filed:
          _____________________________________________________________________
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[LOGO]


April 7, 1995


Dear Helian Health Group, Inc. Stockholder:

It has come to our attention that, due to an inadvertent clerical error, the beneficial ownership holding of Mr. Barry Rubenstein is incorrectly stated in the table set forth on page 2 of the 1995 Proxy Statement of Helian Health Group, Inc. The corrected table should show Mr. Rubenstein beneficially holding 746,500 shares of Common Stock, representing 13.69% of the outstanding shares of Common Stock, rather than the current incorrect statement of 406,436 shares of Common Stock, representing 7.46% of the outstanding shares of Common Stock.

The corresponding footnote 5 for Mr. Rubenstein is corrected to state, in its entirety, the following:

    Mr. Rubenstein owns directly 10,000 shares of Common Stock held by Mr. Rubenstein in an individual retirement account. Also includes
    431,400 shares of Common Stock owned by Woodland Venture Fund ("Woodland Venture"), 272,100 shares of Common Stock owned by Seneca Ventures ("Seneca"), and 33,000 shares of Common Stock owned by Woodland Partners. Woodland Venture and Seneca are limited partnerships of which Mr. Rubenstein and Woodland Services Corp. ("WSC") are the general partners. The business address of each of Woodland Venture, Seneca and Woodland Services Corp. is 39 Woodland Road, Roslyn, NY 11576. Mr. Rubenstein is the president and sole shareholder of WSC. Mr. Rubenstein has a ninety percent general partnership interest in Woodland Partners. Mr. Rubenstein disclaims beneficial ownership of 209,309 shares of Common Stock owned by Woodland Venture, 183,568 shares of Common Stock owned by Seneca and 3,300 shares of Common Stock owned by Woodland Partners. Mr. Rubenstein has shared power to vote and to dispose of 736,500 shares of Common Stock (representing approximately 13.51% of the shares outstanding) and has sole voting and investment power with respect to 10,000 shares of Common Stock.

We are sorry for any inconvenience that this error may have caused you.

Sincerely,


Donald C. Blanding
Assistant Secretary
Monterey, California